UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: January 18, 2010

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0636168
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 Exchange Place, Suite 500, Jersey City NJ	07302
(Address of principal executive offices)	(Zip Code)

(646) 367-1747
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2010 the Company’s Board of Directors appointed Dr. Hui Shao to serve as the Company’s Chief Financial Officer.  Since 2007, Dr. Shao has been employed by the Company as Vice President of Finance.

At the same time, the Company entered into Executive Employment Agreements with Zhenjiang Yue, the Company’s Chief Executive Officer, and Hui Shao, its Chief Financial Officer.  Summaries of the agreements follow:

Executive Employment Agreement dated as of January 13, 2010 with Zhenjiang Yue.  The agreement provides that Mr. Yue will serve as the Company’s Chief Executive Officer.  The Company will pay him an annual salary of 1 million Chinese Yuan (currently approximately $146,600).  The Company may also pay him a bonus, within the discretion of the Board.  The term of the agreement ends on January 13, 2013, but it will be renewed for consecutive one year terms unless affirmatively terminated by either party.  The Company can terminate the agreement at any time without cause, but will be liable for three months’ severance pay if it terminates in the first year of the term and six months’ severance pay if it terminates thereafter.   The agreement contains a covenant of non-competition by Mr. Yue for one year after termination, unless he is terminated without cause or he terminates for good reason.

Executive Employment Agreement dated as of January 13, 2010 with Hui Shao.  The agreement provides that Mr. Shao will serve as the Company’s Chief Financial Officer.  The Company will pay him an annual salary of $200,000.  The Company may also pay him a bonus, within the discretion of the Board.  The agreement also contains a grant to Mr. Shao of options to purchase up to 600,000 shares of the Company’s common stock for $.98 per share.  The options vest at a rate of 160,000 share per year for three years, then 60,000 shares at the end of the 4th and 5th years.  The term of the agreement ends on January 13, 2013, but it will be renewed for consecutive one year terms unless affirmatively terminated by either party.  The Company can terminate the agreement at any time without cause, but will be liable for three months’ severance pay if it terminates in the first year of the term and six months’ severance pay if it terminates thereafter.   The agreement contains a covenant of non-competition by Mr. Shao for one year after termination, unless he is terminated without cause or he terminates for good reason.

Item 9.01            Financial Statements and Exhibits

Exhibits

10-a	Executive Employment Agreement dated as of January 13, 2010 between China Aoxing Pharmaceutical Company, Inc. and Zhenjiang Yue.

10-b	Executive Employment Agreement dated as of January 13, 2010 between China Aoxing Pharmaceutical Company, Inc. and Hui Shao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated: January 19, 2010	By:/s/ Zhenjiang Yue
ZhenjiangYue, Chief Executive Officer